Joint Filer Information

Name of Joint Filer:                HM Partners Inc.

Address of Joint Filer:             c/o Hicks, Muse, Tate & Furst Incorporated
                                    200 Crescent Court, Suite 1600
                                    Dallas, Texas 75201

Designated Filer:                   Hicks, Muse & Co. Partners, L.P.

Date of Event Requiring Statement:  July 24, 2013

Issuer Name and Ticker Symbol:      LIN TV Corp. (NYSE: TVL)

Signature:                          HM PARTNERS INC.

                                    By: /s/ David W. Knickel
                                        -----------------------------------
                                        David W. Knickel
                                        Vice President and Chief Financial Officer